Exhibit 107

Calculation of Filing Fee Tables
S-8
Hillman Solutions Corp.
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	3,800,000	$8.08	$30,704,000	0.0001531	$4,700.79
2	Equity	Common Stock, par value $0.0001 per share	Other	1,000,000	$8.08	$8,080,000	0.0001531	$1,237.05
Total Offering Amounts:						$38,784,000		$5,937.84
Total Fee Offsets:								$—
Net Fee Due:								$5,937.84

Offering Note
1, 2
Note 1(a), 2(a) – Amount Registered: Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers (i) such additional number of shares of common stock, par value $0.0001 per share, of Hillman Solutions Corp. (“Common Stock”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

Note 1(b) – Amount Registered: Represents additional shares of Common Stock that were reserved for future issuance under the Hillman Solutions Corp. 2021 Equity Incentive Plan (as amended).

Note 2(b) – Amount Registered: Represents additional shares of Common Stock that were reserved for future issuance under the Hillman Solutions Corp. 2021 Employee Stock Purchase Plan (as amended).

Note 1(c), 2(c) – Proposed Maximum Offering Price Per Unit: Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on The Nasdaq Stock Market LLC on July 30, 2025, which date is within five business days prior to filing this Registration Statement.